UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2005
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27212 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
On November 8, 2005, we entered into a commercialization agreement with CryoDynamics, LLC (the “Agreement”). The principal terms of the Agreement include the following:
•	CryoDynamics will design and develop a cryosurgical system utilizing nitrogen gas and provide to us one or more prototypes of the system.

•	The parties will jointly own all rights relating to inventions, discoveries, compositions, enhancements, technology, data or information (whether or not patentable) made or conceived by CryoDynamics in the performance of, and during the term of, the Agreement or our prior development contract with CryoDynamics.

•	Notwithstanding the foregoing, we will solely own all rights relating to inventions, discoveries, compositions, enhancements, technologies, data or information (whether or not patentable) in each case that are related to our current product line and that are made or conceived by CryoDynamics in the performance of, and during the term of, the Agreement or the prior development contract (collectively, the “Development Inventions”).

•	To assist CryoDynamics in its continued research and development efforts, we will advance CryoDynamics $42,500 per month, effective October 1, 2005. The monthly advance will continue until such time as either party enters into a license agreement based upon the nitrogen system with an independent third party that results in CryoDynamics receiving an amount sufficient to repay any funds advanced by us and fund CryoDynamics’ monthly operating expenses of $42,500.

•	Subject to the terms and conditions of the Agreement, CryoDynamics grants to us under all of CryoDynamics’ intellectual property rights an exclusive, worldwide license (with the right to sublicense) to research, develop, make, use, sell, offer for sale, import or practice the Development Inventions and pre-existing technology in all medical fields of use.

•	Subject to the terms and conditions of the Agreement, with respect to those Development Inventions that are the subject of a notification letter as described below, we grant to CryoDynamics under all of our intellectual property rights an exclusive, worldwide license (with the right to sublicense) to research, develop, make, use, sell, offer for sale, import or practice such Development Inventions in the field of use specified in such notification letter.

•	During the term of this Agreement, if CryoDynamics provides to us a notification letter that sets forth a proposed business opportunity involving a Development Invention in a field of use and we notify CryoDynamics in writing that we do not desire to commercialize such opportunity, then (a) CryoDynamics shall have the right to commercialize such opportunity, subject to the payment of royalties set forth below, and (b) we will grant to CryoDynamics the license described above with respect to the applicable Development Invention and field of use.

•	In those situations in which we provide written notification to CryoDynamics that we do not desire to commercialize a particular business opportunity, CryoDynamics will pay us twenty-five percent (25%) of all amounts received by CryoDynamics from the (sub)licensing related to the specific opportunity. Furthermore, should the situation arise in which CryoDynamics deems it to be in its best interest to commercialize a particular opportunity that we have declined to commercialize, the parties agree that CryoDynamics will pay us twenty-five percent (25%) of five percent (5%) of all amounts received by CryoDynamics, less certain customary deductions.

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•	The parties agree that all royalties or license fees related to either party’s commercialization of a Development Invention will be handled on the following basis:
(1)	First, all amounts paid/advanced by either party (including without limitation, any and all funds advanced to CryoDynamics by us for development work, patent legal costs and other such expenses of CryoDynamics) will be reimbursed to such party from any revenues received by a party for the licensing or commercialization of a Development Invention before calculating the Net CryoDynamics Revenues or Net Endocare Revenues (as applicable), as such terms are defined in the Agreement.

(2)	Second, an amount will be paid to each of the parties, from any revenues received by a party for the licensing or commercialization of a Development Invention before calculating the Net CryoDynamics Revenues or Net Endocare Revenues (as applicable), to reimburse each of them at a reasonable, mutually agreed upon rate for any services required under the Agreement that has not been advanced/paid for separately in the Agreement.

(3)	Finally, we will pay to CryoDynamics twenty-five percent (25%) of remaining Net Endocare Revenues and CryoDynamics shall pay to Endocare seventy-five percent (75%) of remaining Net CryoDynamics Revenues.
•	For any of our existing products in which we incorporate a Development Invention, we will pay to CryoDynamics five percent (5%) of (i) the net reduction in the total costs of the materials used to manufacture the product associated with the Development Invention, less any increase in labor costs, if any, less (ii) reimbursement to Endocare by CryoDynamics for any payments made by Endocare to CryoDynamics during the development of the Development Invention, if any, that has not been separately reimbursed as described above. Should the situation arise that we want to implement a Development Invention, but there is no cost savings, the parties will mutually agree upon an appropriate payment to CryoDynamics.

•	During the term of the Agreement, should CryoDynamics intend to accept an offer from any potential buyer for the sale of all or part of CryoDynamics’ business (whether by asset sale, merger, reorganization, change of control, operation of law or otherwise) (a “Third Party Offer”), CryoDynamics shall first notify us in writing and provide to us a written copy of the terms and conditions of such Third Party Offer. For a period of sixty (60) days following the receipt of such notice and a copy of such Third Party Offer (the “Review Period”), we will have the right to acquire CryoDynamics on substantially the same terms and conditions set forth in such Third Party Offer. If, during such sixty (60) days, the applicable third party alters the terms of the applicable Third Party Offer in a negative manner (with respect to CryoDynamics), then CryoDynamics shall provide us with a written copy of such revised Third Party Offer, and (i) we will have the right to acquire CryoDynamics on substantially the same terms and conditions set forth in such revised Third Party Offer, and (ii) the Review Period for such revised Third Party Offer shall be extended by an additional thirty (30) days.

•	The term of the Agreement commences on November 8, 2005 and will continue until the later of (a) December 31, 2015, and (b) expiration of the parties’ obligations to pay royalties, or until the Agreement is terminated because of breach, insolvency or bankruptcy. Either party may terminate this Agreement in the event that: (a) the other party breaches any provision of this Agreement and such breach continues for a period of thirty (30) days following the receipt by the breaching party of written notice of such breach; or (b) the other party becomes insolvent or bankrupt.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
November 15, 2005	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

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